EXHIBIT 21

                 SUBSIDIARIES OF PRIDE PETROLEUM SERVICES, INC.

                                                  STATE OR OTHER JURISDICTION OF
SUBSIDIARY                                        INCORPORATION OR ORGANIZATION
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Pride Petroleum Services of California, Inc.              Texas

Pride Petroleum Services of Louisiana, Inc.               Texas

Sierra Production Services, Inc.                          California

Petroleum Supply Company                                  Texas

Pride Drilling, Inc.                                      Texas

Pride International Holdings, Inc.                        Delaware

Larcom Insurance, Ltd.                                    Bermuda

Pride International, Inc.                                 Texas

Pride International, Ltd.                                 British Virgin Islands

Pride [Limassol] Limited                                  Cyprus

Pride [Cyprus] Limited                                    Cyprus

Pride International JSC                                   Russia

Pride International, S.A.                                 Argentina

Pride International, C.A.                                 Venezuela

Perforaciones Quitral-Co de Venezuela                     Venezuela

Pride South America Ltd.                                  British Virgin Islands

Pride de Venezuela                                        Venezuela

Pride Vulcan (Joint Venture)                              British Virgin Islands

Ranger Well Service, Inc.                                 Texas

Ranger Corporation                                        Delaware

Pride Offshore, Inc.                                      Delaware

Xpert Enterprises, Inc.                                   New Mexico

Xpert Well Service, Inc.                                  New Mexico

B&M Service Co., Inc.                                     New Mexico

Marlin Colombia Drilling Co., Inc.                        Cayman Islands

Ingeser de Colombia, S.A.                                 Colombia

Pride Peru, S.A.                                          Peru

Forasub B.V.                                              Netherlands

Durand Maritime Limited                                   Liberia

Al-Jazirah Forasol Drilling Corporation (AJFDC)           Liberia

BASAFOJAGU (HS), Inc.                                     Liberia

Dundee Corporation                                        Liberia

C. A. Foravep (Forasol Venezuela de Perforaciones CA)     Venezuela

Caland Boren B.V.                                         Netherlands

Comoser SAM                                               Monaco

Dayana Finance S.A.                                       Panama

Drilling Labor Services PTE LTD (Drillaser)               Singapore

Foracasp                                                  Russia

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                                                  STATE OR OTHER JURISDICTION OF
SUBSIDIARY                                        INCORPORATION OR ORGANIZATION
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Foradel, SDN B.H.D.                                       Malaysia

Forafels, Inc.                                            Panama

Foramer S.A.                                              France

Forarom sri                                               Romania

Forasol Arabia LTD                                        Arabia

Forasol Argentina, S.A.                                   Argentina

Forasol Drilling (West Africa) Limited                    Abuja

Forasol s.a.                                              France

Forasud SPA                                               Algeria

Foratex, Inc.                                             Texas

Foraven S.A.                                              France

Foritalia SRL                                             Italy

Forsing S.A.                                              France

Forwest de Venezuela                                      Venezuela

Forwest, Inc.                                             Texas

Hispano Americana de Petroles (HAPSA)                     Argentina

Horwell S.A.                                              France

Internationale de Travaux et de Materiel Sarl (ITM France)France

National Drilling & Services Co. Inc. (NDSC)              Oman

Pelerin Drilling Partnership                              Marshall

Petrosamsol SARL                                          France

S.B.M. France S.A.                                        France

Samarine SARL                                             France

Sea Holding Management PTE LTD                            Singapore

Somaser SNC                                               France

South East Asia Holdings                                  Singapore

Dupont Maritime LTD                                       Liberia

Forinter, LTD                                             Jersey

Glace Bay Shipping Corporation                            Liberia

Inter-Drill Limited Liberia                               Liberia

Inter-Drill LTD, Bahamas                                  Bahamas

Key Largo Corporation                                     Liberia

Plaza Shipping & Trading Corp.                            Liberia

Foramac Drilling LTD                                      U.K.

Gisor s.n.c.                                              France

Gisor U.K.                                                U.K.

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